Registration No. 333-237342

Filed Pursuant to Rule 433

Dated July 21, 2020

BIG TECH. BIG MOVES. BIG POTENTIAL. FANG+ exchange traded notes. MICROSECTORS BIG TECH. BIG MOVES. BIG POTENTIAL. Linked to the FANG+ Index. MICROSECTORS BIG TECH. BIG MOVES. BIG POTENTIAL. Leverage resets daily. MICROSECTORS BIG TECH. BIG MOVES. BIG POTENTIAL. Long or short. FNGU & FNGD trading now. FANG+ exchange traded notes. MICROSECTORS f1Ank of MontreAt hAs f iled A rP.g1strnt1on stAtement (including u pro3pcctu3) with the SEC for the offcring3 tu wt1id1 tl1i~ atlverti~e,,1ent relalt!~. Before you irivB~t. you should read the prospectus in t hat registration statement and the other documents that Bank of MontrP.AI hAS t iled With the SEC for more compl P.tP. information about Bank of Montreal and these offerings. You may obtain these documents free of charge by Vi!:>iling u,~ sec·~ web1:>ite ol http:/ /www:~ec.guv. Alternatively, Bank of Montreal will arrange to send to you the prospectus (as supplemented by the applicable supntements) if you request it by CAlling its Agent toll-free at 1-877-369-5412. MICROSECTORS Long or short. FNGU & FNGD trading now. FANG+ exchange traded notes. LEARN MORE MICROSECTORS